                                                                     EXHIBIT 10


                                AMENDMENT NO. 1

                                       TO

                                CREDIT AGREEMENT


                  AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of May 31, 2005 (this "Amendment"), to the Credit Agreement, dated as of November 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among DELTA AIR LINES, INC., a Delaware corporation (the "Borrower"), the other Credit Parties signatory thereto, GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent for Revolving Lenders (in such capacity, the "Revolving Facility Administrative Agent"), as administrative agent for Term Lenders (in such capacity, the "Term Loan Administrative Agent") and as collateral agent for Lenders (in such capacity, the "Collateral Agent" and, collectively with the Revolving Facility Administrative Agent and the Term Loan Administrative Agent, the "Agents"), and the Lenders and L/C Issuers signatory thereto from time to time. Capitalized terms used herein without definition shall have the respective meanings ascribed to those terms in the Credit Agreement.

                                  WITNESSETH:

                  WHEREAS, the Borrower has requested an amendment to the Credit Agreement as herein set forth; and

                  WHEREAS, the Borrower, the Agents and the Lenders signatory hereto have agreed to amend the Credit Agreement on the terms and subject to the conditions herein provided; and

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Amendments to the Credit Agreement. As of the Effective Date, the Credit Agreement is hereby amended by deleting Annex G to the Credit Agreement in its entirety and inserting in lieu thereof Exhibit A attached hereto.

         Section 2. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the "Effective Date") upon receipt by the Administrative Agents of the following:

                  (a) Counterparts of this Amendment duly executed by each of the Agents, the Requisite Lenders and each of the Credit Parties;

                  (b) Such other items from the Credit Parties as the Administrative Agents may reasonably request in writing; and

                  (c) All fees and expenses of the Agents and the Lenders due and payable by the Borrower pursuant to the Loan Documents as of the date hereof, including, without limitation, all costs, fees and expenses of the Agents and Lenders in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and out-of-pocket expenses of counsel for the Agents with respect thereto.

         Section 3. Representations and Warranties. Each Credit Party hereby jointly and severally represents and warrants to the Agents and each Lender, with respect to all Credit Parties, as follows:

                  (a) After giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by the Credit Agreement.

                  (b) The execution, delivery and performance by each Credit Party of this Amendment have been duly authorized by all requisite corporate, limited liability company or limited partnership action on the part of such Credit Party and will not violate any of the articles of incorporation or bylaws (or other constituent documents) of such Credit Party.

                  (c) This Amendment has been duly executed and delivered by each Credit Party, and each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

                  (d) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

         Section 4. Reference to and Effect on the Loan Documents.

                  (a) As of the Effective Date, each reference in the Credit Agreement and the other Loan Documents to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except to the extent amended hereby, the Credit Agreement and all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default or any right, power, privilege or remedy of the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as and to the extent expressly set forth herein.

                  (d) The Credit Parties hereby confirm that the security interests and liens granted pursuant to the Loan Documents continue to secure the Obligations as set forth in the Loan Documents and that such security interests and liens remain in full force and effect.

         Section 5. Fees. As consideration for the execution of this Amendment, the Borrower agrees to pay to the applicable Administrative Agent for the account of each Lender for which such Administrative Agent shall have received (by facsimile or otherwise) an executed signature page (or a release from escrow of a signature page previously delivered in escrow) for this Amendment, or a written consent to this Amendment, by 5 p.m. (New York Time) on May 27, 2005 (or such later date or time as the Administrative Agents and the Borrower may agree), an amendment fee equal to 0.20% of such Lender's aggregate Commitments then in effect.

         Section 6. Costs and Expenses. As provided in Section 11.3 (Fees and Expenses) of the Credit Agreement, the Borrower agrees to reimburse the Agents for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance or other representation in connection with this Amendment.

         Section 7. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         Section 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

         Section 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Receipt by the Administrative Agents of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agents of an executed counterpart of this Amendment.


                            [SIGNATURE PAGES FOLLOW]


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                  IN WITNESS WHEREOF, the parties hereto, by their officers
thereunto duly authorized, have executed and delivered this Amendment as of the date first above written.


                                        DELTA AIR LINES, INC.,
                                        as Borrower


                                        By: /s/ Todd G. Helvie
                                            -----------------------------------
                                            Name: Todd G. Helvie
                                            Title: Senior Vice President -
                                                   Treasurer


                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                           as Revolving Facility Administrative
                                           Agent, Term Loan Facility
                                           Administrative Agent, Collateral
                                           Agent and Lender


                                        By: /s/ Douglas A. Kelly
                                            -----------------------------------
                                            Douglas A. Kelly
                                            Duly Authorized Signatory


                                        [THE AMENDMENT NO. 1 WAS ALSO EXECUTED
                                        BY THE OTHER CREDIT PARTIES AND LENDERS]

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS


                  Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

         (a) Maximum Net Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Net Capital Expenditures during the any Fiscal Quarter that exceed in the aggregate the amounts set forth opposite each such Fiscal Quarter below:

           Fiscal Quarter                             Net Capital Expenditures
           --------------                             ------------------------
                                                          (in millions)
November - December  2004                                    127.6
January - March      2005                                    155.3
April - June         2005                                    144.4
July - September     2005                                    138.9
October - December   2005                                    138.9
January - March      2006                                    188.3
April - June         2006                                    178.9
July - September     2006                                    175.8
October - December   2006                                    169.2
January - March      2007                                    167.4
April - June         2007                                    153.9
July - September     2007                                    160.9
October - November   2007                                    109.7

; provided, however, that the amount of Net Capital Expenditures referenced above will be increased in any period by the positive amount (if any), equal to the difference obtained by taking the Net Capital Expenditures limits specified above for all prior periods minus the actual amount of any Net Capital Expenditures expended during all such prior periods (the "Carry Over Amount").

         (b) Minimum EBITDAR. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Month set forth below, EBITDAR for the 12-month period then ended (or with respect to each Fiscal Month ended on or prior to October 31, 2005, the period commencing on November 1, 2004 and ending on the last day of such Fiscal Month) of not less than the amount set forth below opposite such Fiscal Month (the "Required EBITDAR") unless (i) the Excess Aggregate Cash On Hand as of such date is not less than $100,000,000 and
(ii) (A) the difference of (x) the Required EBITDAR for such period minus (y) the actual EBITDAR for such period does not exceed (B) the lesser of (x) 50% of the Excess Aggregate Cash On Hand and (y) (1) $175,000,000 for the period from March 1, 2005 until October 31, 2005 and (2) $150,000,000 thereafter.

      Fiscal Month                               EBITDAR
      ------------                               -------
May              2005                        $  135,000,000
June             2005                        $  302,000,000
July             2005                        $  498,000,000
August           2005                        $  647,000,000
September        2005                        $  658,000,000
October          2005                        $  757,000,000
November         2005                        $  831,000,000
December         2005                        $  860,000,000
January          2006                        $  936,000,000
February         2006                        $1,011,000,000
March            2006                        $1,088,000,000
April            2006                        $1,211,000,000
May              2006                        $1,287,000,000
June             2006                        $1,347,000,000
July             2006                        $1,341,000,000
August           2006                        $1,368,000,000
September        2006                        $1,411,000,000
October          2006                        $1,437,000,000
November         2006                        $1,497,000,000
December         2006                        $1,558,000,000
January          2007                        $1,617,000,000
February         2007                        $1,674,000,000
March            2007                        $1,728,000,000
April            2007                        $1,774,000,000
May              2007                        $1,818,000,000
June             2007                        $1,855,000,000
July             2007                        $1,886,000,000
August           2007                        $1,922,000,000
September        2007                        $1,950,000,000
October          2007                        $1,980,000,000
November         2007                        $2,008,000,000

         "Excess Aggregate Cash On Hand" means, as of any date, the amount by which the actual Aggregate Cash On Hand as of such date exceeds the minimum Aggregate Cash On Hand required to be maintained on such date by Section (d) of this Annex G.

         (c) Cash Collateral On Hand. The Credit Parties shall maintain Cash Collateral On Hand of at least:

                  (i) at all times from the Initial Funding Date through October 31, 2005, $650,000,000;

                  (ii) at all times from November 1, 2005 through February 28, 2006, $550,000,000; and

                  (iii) at all times thereafter until the Commitment Termination Date, $650,000,000.

         (d) Aggregate Cash On Hand. The Delta Companies shall maintain at all times Aggregate Cash On Hand of at least $1,000,000,000.

                  If on any date of determination of Cash Collateral On Hand or Aggregate Cash On Hand, any Delta Company has contractually agreed (i) to post cash collateral for the benefit of any third party or (ii) that payments otherwise owing to it by a third party shall be subject to a holdback, in each case in an amount exceeding $125,000,000, such amount shall not be included in any calculation of Cash Collateral On Hand or Aggregate Cash On Hand on such date of determination to the extent such obligation to post cash collateral or such holdback will become effective within ninety (90) days of such date of determination; provided, that in no event shall any determination of Cash Collateral On Hand or Aggregate Cash On Hand exclude the amount of cash collateral or any holdback to be provided (x) in connection with any aircraft or equipment financing or lease or (y) pursuant to any other agreement with GE Capital or any of its affiliates until, in each case, actually so provided.

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Administrative Agents and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDAR in such period. If Administrative Agents, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying

Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Administrative Agents, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Administrative Agents or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Administrative Agents.